                                                                EXHIBIT 12(d)(4)


                               EL PASO CORPORATION

                              REMARKETING AGREEMENT

        REMARKETING AGREEMENT, dated as of June 26, 2002 (the "Agreement") between El Paso Corporation, a Delaware corporation (the "Company"), and Credit Suisse First Boston Corporation (the "Remarketing Agent"), and confirmed and accepted by JPMorgan Chase Bank, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the Holders of Purchase Contracts (as defined in the Purchase Contract Agreement (as defined herein)).

                                    RECITALS

        WHEREAS, the Company issued 10,000,000 (up to 11,500,000 if the over-allotment option of the Underwriters (as such term is defined in the Underwriting Agreement) is exercised pursuant to the Underwriting Agreement) Equity Security Units (the "Equity Security Units") under the Purchase Contract Agreement, dated as of June 26, 2002, between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement");

        WHEREAS, the $500,000,000 (up to $575,000,000 if the Underwriters over-allotment option is exercised) aggregate principal amount of Senior Notes Due August 16, 2007 of the Company (the "Notes") initially forming a part of the Equity Security Units have been issued under the Indenture, dated as of May 10, 1999, between the Company and JPMorgan Chase Bank, as Trustee (the "Trustee"), as supplemented by the Eighth Supplemental Indenture, dated as of June 26, 2002, between the Company and the Trustee, and pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of June 26, 2002, among the Company, The Bank of New York, as collateral agent (the "Collateral Agent"), custodial agent and securities intermediary and the Purchase Contract Agent, as Purchase Contract Agent and attorney-in-fact of the Holders from time to time of the Equity Security Units and Stripped Units to secure the obligations of Holders of Equity Security Units under the related Purchase Contracts;

        WHEREAS, the Remarketing Agent will attempt on the Initial Remarketing Date to remarket all of (i) the Notes of Holders of Equity Security Units and
(ii) the Separate Notes of Holders who elect to participate in the remarketing, pursuant to the procedures set forth in Section 5.4(b) of the Purchase Contract Agreement, Section 4.5(d) of the Pledge Agreement and Section 2.06 of the Supplemental Indenture (each of which Sections is incorporated herein by reference);

        WHEREAS, in the event the remarketing on the Initial Remarketing Date is unsuccessful, the Remarketing Agent will remarket the Notes to be included in the remarketing on each of the two Business Days next succeeding the Initial Remarketing Date, and, if necessary, will attempt to remarket such Notes on each of the three Business Days immediately preceding July 1, 2005 and, if necessary, will further attempt to remarket such Notes on the seventh, sixth and fifth Business Days immediately preceding the Stock Purchase Date;

        WHEREAS, in the event of a successful remarketing on the Initial Remarketing Date or any Subsequent Remarketing Date, as the case may be, the applicable interest rate on the Notes will be reset on the settlement date of such Initial Remarketing Date or Subsequent Remarketing Date to the Reset Rate (as defined in clause (i) of the definition of such term) determined in the remarketing;

        WHEREAS, the Company has requested Credit Suisse First Boston Corporation to act as the Remarketing Agent, and as such to perform the services described herein; and

        WHEREAS, Credit Suisse First Boston Corporation is willing to act as the Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein.

        NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

Section 1. Definitions.

        Capitalized terms used and not defined in this Agreement, in the recitals hereto or in the paragraph preceding such recitals shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Pledge Agreement or the Eighth Supplemental Indenture.

Section 2. Appointment and Obligations of Remarketing Agent.

        (a) The Company hereby appoints Credit Suisse First Boston Corporation, and Credit Suisse First Boston Corporation hereby accepts such appointment, as the Remarketing Agent to:

               (i) determine, in consultation with the Company, in the manner provided for herein, in the Purchase Contract Agreement and in the Eighth Supplemental Indenture, the Reset Rate as defined in clause (i) of the definition of such term, provided that the Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and it shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day immediately preceding the Initial Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate;

               (ii) remarket the Notes participating in the remarketing on the Initial Remarketing Date or during any subsequent Remarketing Period, as applicable, at a price equal to approximately, but not less than, 100.5% of the Remarketing Value; and

               (iii) in the event the Last Failed Remarketing shall have occurred or in the event there were no Equity Security Units outstanding on the Initial Remarketing Date or any Subsequent Remarketing Date and none of the Holders of Separate Notes elected during any Remarketing Period to have their Separate Notes participate in a remarketing, to determine, in consultation with the Company, as applicable, the Reset Rate as defined in clause (ii) of the definition of such term, provided that the Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and it shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day immediately preceding the

        Initial Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

        The Remarketing Agent shall have the right, on 15 Business Days' notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such additional remarketing agent.

        (b) Subject to the terms and conditions set forth herein and in the Purchase Contract Agreement, the Remarketing Agent shall use its commercially reasonable best efforts to remarket on the Initial Remarketing Date the Notes that the Collateral Agent and the Custodial Agent shall have notified the Remarketing Agent, not later than 10:00 a.m., New York City time, on the third Business Day immediately preceding the Initial Remarketing Date, are to be remarketed by establishing the Reset Rate (as defined in clause (i) of the definition of such term) and remarketing the Notes participating in the remarketing at a price equal to approximately, but not less than, 100.5% of the Remarketing Value. If, despite using its commercially reasonable best efforts, the Remarketing Agent cannot, on the Initial Remarketing Date, establish the Reset Rate (as defined in clause (i) of the definition of such term) and remarket the Notes participating in the remarketing at a price equal to approximately, but not less than, 100.5% of the Remarketing Value, it will again attempt to remarket on each of the two Business Days next succeeding the Initial Remarketing Date and, if necessary, on each of the three Business Days immediately preceding July 1, 2005 and, if necessary, on each of the seventh, sixth and fifth Business Days immediately preceding the Stock Purchase Date, the Notes that the Collateral Agent and the Custodial Agent shall have notified the Remarketing Agent, not later than 10:00 a.m., New York City time, on the third Business Day immediately preceding the first day of any subsequent Remarketing Period, are to be remarketed, in each case by establishing the Reset Rate (as defined in clause (i) of the definition of such term) and remarketing the Notes participating in the remarketing at a price equal to approximately, but not less than, 100.5% of the Remarketing Value.

        Upon the occurrence of a successful remarketing, by approximately 4:30 p.m., New York City time, on the date of the successful remarketing, the Remarketing Agent shall advise, by telephone (promptly confirmed in writing in the case of clause (i)):

                (i) the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary, DTC and the Trustee of the Reset Rate determined in the remarketing in accordance with clause (i) of the definition of Reset Rate;

                (ii) each purchaser (or the Clearing Agency Participant thereof) of Notes in the remarketing of the Reset Rate and the number of Notes such purchaser is to purchase; and

                (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the date of settlement for such remarketing in same day funds against delivery of the remarketed Notes purchased through the facilities of DTC.

The Remarketing Agent also shall, in accordance with the Purchase Contract Agreement and the Remarketing Agreement use the proceeds from the successful remarketing attributable to the Pledged Notes to purchase the Treasury Consideration with the CUSIP numbers, if any, selected by the Remarketing Agent, described in clauses (1) and (2) of the definition of Remarketing Value.

        On the date of settlement of the successful remarketing, which shall be the third Business Day following the Initial Remarketing Date or such Subsequent Remarketing Date, as the case may be, the Remarketing Agent shall deliver such Treasury Consideration to the Purchase Contract Agent, which shall thereupon deliver such Treasury Consideration to the Collateral Agent. The Collateral Agent, for the benefit of the Company, shall thereupon apply such Treasury Consideration, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Purchase Contracts related to Equity Security Units. On the third Business Day following such Initial Remarketing Date or Subsequent Remarketing Date, as the case may be, the Remarketing Agent also shall:

                (i) deduct and retain for itself the Remarketing Fee;

                (ii) remit the remaining portion of the proceeds from the successful remarketing attributable to the Separate Notes to the Custodial Agent for payment to the holders of Separate Notes that were remarketed; and

                (iii) remit the remaining portion, if any, of the proceeds to the Purchase Contract Agent for payment to the Holders of the Equity Security Units.

        Upon the occurrence of a Failed Remarketing, the Remarketing Agent shall:

                (i) notify by telephone the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Trustee that a Failed Remarketing has occurred, whereupon the Company shall notify DTC, by telephone, that a Failed Remarketing has occurred; and

                (ii) within three Business Days following the last day of such Remarketing Period, return the Pledged Notes that were to be remarketed to the Collateral Agent and the Separate Notes that were to be remarketed to the Custodial Agent for redelivery to such holders of such Separate Notes.

        Upon the occurrence of the Last Failed Remarketing, the Remarketing Agent shall:

                (i) notify by telephone the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Trustee that the Last Failed Remarketing has occurred, whereupon the Company shall notify DTC that the Last Failed Remarketing has occurred;

                (ii) within three Business Days following the fifth Business Day immediately preceding the Stock Purchase Date, return the Pledged Notes to the Collateral Agent and the Separate Notes that were to be remarketed to the Custodial Agent for redelivery to such holders of such Separate Notes; and

                (iii) notify the Company, the Custodial Agent and the Trustee of the Reset Rate as determined in accordance with clause (ii) of the definition of Reset Rate and the Notes will begin bearing interest at such Reset Rate.

        The right of each Holder of Equity Security Units or Separate Notes to have Notes participate in any remarketing shall be subject to the conditions that:

                (i) the Remarketing Agent conducts a remarketing on such date pursuant to the terms of this Agreement;

                (ii) the Notes participating in a remarketing have not been called for redemption upon the occurrence of a Tax Event;

               (iii) the Remarketing Agent is able to find a purchaser or purchasers for all of the Notes participating in a remarketing at a Reset Rate such that the then current aggregate market value of such Notes is equal to approximately, but not less than, 100.5% of the Remarketing Value; and

               (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

        (c) It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Notes, whether in a remarketing held on the Initial Remarketing Date or on any Subsequent Remarketing Date or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Notes for remarketing or to otherwise expend or risk its own funds or incur or be exposed to financial liability in the performance of its duties under this Agreement. The Company shall not be obligated in any case to provide funds to make payment upon delivery of Notes for remarketing.

Section 3. Fees.

        In the event of a successful remarketing, the Remarketing Agent shall retain as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the total proceeds received in connection with the remarketing in accordance with Section 5.4(d) of the Purchase Contract Agreement and Sections 2.05 and 2.06 of the Supplemental Indenture.

Section 4. Replacement and Resignation of Remarketing Agent.

        (a) The Company may in its absolute discretion replace Credit Suisse First Boston Corporation as the Remarketing Agent by giving notice prior to 3:00 p.m., New York City time, on:

               (i) the eleventh Business Day immediately preceding the Initial Remarketing Date in the case of a remarketing to occur on the Initial Remarketing Date or either of the two Business Days next succeeding the Initial Remarketing Date;

               (ii) the seventh Business Day immediately preceding July 1, 2005 in the case of a remarketing to occur on a Subsequent Remarketing Date immediately following a

        Failed Remarketing on any of the two Business Days next succeeding the Initial Remarketing Date; or

               (iii) the fourteenth Business Day immediately preceding the Stock Purchase Date in the case of a remarketing to occur on any of the seventh, sixth or fifth Business Days immediately preceding the Stock Purchase Date.

Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

        (b) Credit Suisse First Boston Corporation may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent by giving notice prior to 3:00 p.m., New York City time, on:

               (i) the eleventh Business Day immediately preceding the Initial Remarketing Date in the case of a remarketing to occur on the Initial Remarketing Date or either of the two Business Days next succeeding the Initial Remarketing Date;

               (ii) the seventh Business Day immediately preceding July 1, 2005 in the case of a remarketing to occur on a Subsequent Remarketing Date immediately following a Failed Remarketing on any of the two Business Days next succeeding the Initial Remarketing Date; or

               (iii) the fourteenth Business Day immediately preceding the Stock Purchase Date in the case of a remarketing to occur on any of the seventh, sixth or fifth Business Days immediately preceding the Stock Purchase Date.

Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent. Upon receiving notice from the Remarketing Agent that it wishes to resign hereunder, the Company shall use all reasonable efforts to appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

        (c) The Company shall give the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Trustee prompt written notice of any replacement of the Remarketing Agent pursuant to this section.

Section 5. Dealing in the Securities.

        The Remarketing Agent, when acting hereunder or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Notes, Equity Security Units, Stripped Units or any other securities of the Company; provided, however, that in buying, selling, holding, or dealing in any of the Notes, Equity Security Units, Stripped Units or any other securities of the Company, the Remarketing Agent may not violate any of its duties under this Agreement. With respect to any Notes, Equity Security Units, Stripped Units or any other securities of the Company owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

        The Company or its affiliates may, to the extent permitted by law, purchase any Notes that are remarketed by the Remarketing Agent.

Section 6. Registration Statement and Prospectus.

        (a) In connection with any remarketing to occur on the Initial Remarketing Date or any Subsequent Remarketing Date, if and to the extent required, in the view of counsel (which need not be an opinion) for each of the Remarketing Agent and the Company, by applicable law, regulations or interpretations in effect at the time of the Initial Remarketing Date or Subsequent Remarketing Date, as the case may be, the Company:

               (i) shall use its reasonable efforts (A) to have a registration statement relating to the Notes effective under the Securities Act of 1933, as amended (the "Securities Act") and (B) to furnish a current preliminary prospectus or, if applicable, a current preliminary prospectus supplement (in such quantities as the Remarketing Agent may reasonably request), to be used by the Remarketing Agent in a remarketing hereunder, in each case by a date that is no later than (x) seven Business Days immediately preceding the Initial Remarketing Date in the case of a remarketing to occur on the Initial Remarketing Date or on any of the two Business Days next succeeding the Initial Remarketing Date, (y) ten Business Days immediately preceding July 1, 2005 in the case of a remarketing to occur on any of the three Business Days immediately preceding July 1, 2005 or (z) fourteen Business Days immediately preceding the Stock Purchase Date in the case of a remarketing to occur on any of the seventh, sixth or fifth Business Days immediately preceding the Stock Purchase Date (or in each such case, at such earlier date as the Remarketing Agent may reasonably request); and

               (ii) if requested by the Remarketing Agent, shall furnish a current final prospectus or, if applicable, a final prospectus supplement, to be used by the Remarketing Agent in the remarketing hereunder, by a date that is no later than (x) five Business Days immediately preceding the Initial Remarketing Date in the case of a remarketing to occur on the Initial Remarketing Date or on any of the two Business Days next succeeding the Initial Remarketing Date, (y) eight Business Days immediately preceding July 1, 2005 in the case of a remarketing to occur on any of the three Business Days immediately preceding July 1, 2005 or (z) twelve Business Days immediately preceding the Stock Purchase Date in the case of a remarketing to occur on any of the seventh, sixth or fifth Business Days immediately preceding the Stock Purchase Date (or in each such case, at such earlier date as the Remarketing Agent may reasonably request).

        The Company shall pay all expenses relating thereto.

        (b) If in connection with any remarketing, it shall not be possible, in the view of counsel (which need not be an opinion) for each of the Remarketing Agent and the Company, under applicable law, regulations or interpretations in effect as of the Initial Remarketing Date or subsequent Remarketing Period, as the case may be, to register the offer and sale by the Remarketing Agent of the Notes under the Securities Act as otherwise contemplated by this Section 6, the Company:

               (i) shall use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to permit and effectuate the offer and sale of the Notes in connection with any remarketing hereunder without registration under the Securities Act pursuant to an exemption therefrom, if available, including the exemption afforded by Rule 144A promulgated under the Securities Act by the Securities and Exchange Commission, and

               (ii) if requested by the Remarketing Agent, shall furnish a current preliminary remarketing memorandum and a current final remarketing memorandum (in such quantities as the Remarketing Agent may reasonably request) to be used by the Remarketing Agent in any remarketing hereunder, in each case by a date that is not later than (A) seven Business Days immediately preceding the Initial Remarketing Date in the case of a remarketing to occur on the Initial Remarketing Date or on any of the two Business Days next succeeding the Initial Remarketing Date, and (B) ten Business Days immediately preceding July 1, 2005 in the case of a remarketing to occur on any of the three Business Days immediately preceding July 1, 2005 or (C) fourteen Business Days immediately preceding the Stock Purchase Date in the case of a remarketing to occur on any of the seventh, sixth or fifth Business Days immediately preceding the Stock Purchase Date (or in either case such earlier date as the Remarketing Agent may reasonably request). The Company shall pay all expenses relating thereto.

        (c) The Company shall also take all reasonable actions as may (upon advice of counsel to the Company or the Remarketing Agent) be necessary or desirable under state securities or blue sky laws in connection with any remarketing.

Section 7. Conditions to the Remarketing Agent's Obligations.

        (a) The obligations of the Remarketing Agent under this Agreement shall be subject to the terms and conditions hereof, including, without limitation, the following conditions:

                (i) the Notes to be included in any remarketing have not been called for redemption upon the occurrence of a Tax Event;

               (ii) the Remarketing Agent is able to find a purchaser or purchasers for all of the Notes participating in any remarketing at a price equal to approximately, but not less than, 100.5% of the Remarketing Value;

               (iii) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary, the Company and the Trustee shall have performed their respective obligations in connection with any remarketing hereunder and pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Supplemental Indenture and this Agreement (including, without limitation, the Collateral Agent's and the Custodial Agent's giving the Remarketing Agent notice of the aggregate number of Notes to be remarketed, not later than 10:00 a.m., New York City time, on the third Business Day immediately preceding the Initial Remarketing Date or the first
       Business Day of any subsequent Remarketing Period, as applicable, and concurrently delivering the Notes to be remarketed to the Remarketing Agent);

                (iv) no Event of Default (as defined in the Indenture) shall have occurred and be continuing;

                (v) the performance by the Company of its covenants and other obligations included herein; and

                (vi) the satisfaction of the other conditions set forth in this Agreement.

        (b) If at any time during the term of this Agreement, any Event of Default (as defined in the Indenture) or default that with the passage of time or the giving of notice or both would become an Event of Default has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or Event of Default has been cured. The Company will promptly give the Remarketing Agent notice of all such defaults and Events of Default of which the Company is aware.

Section 8. Termination of Remarketing Agreement.

        This Agreement shall terminate as to any Remarketing Agent which is replaced on the effective date of its replacement pursuant to Sections 4(a) or 4(b) hereof. Notwithstanding the foregoing, the obligations set forth in Section 3 hereof shall survive and remain in full force and effect until all amounts payable under Section 3 shall have been paid in full; provided, however, that if any Remarketing Agent resigns, then, with respect to such Remarketing Agent, the obligations set forth in Section 3 hereof shall not survive the termination of this Agreement and no fee shall be payable to such Remarketing Agent in such capacity. In addition, each current and former Remarketing Agent shall be entitled to the rights and benefits under Sections 9, 10 and 12(b) of this Agreement notwithstanding the replacement or resignation of such Remarketing Agent or termination of this Agreement.

Section 9. Remarketing Agent's Performance; Duty of Care.

        The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions hereof. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement. In the absence of a final judicial determination of willful misconduct, bad faith or gross negligence on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it which purports to conform to the requirements hereunder as to the truth of the statements expressed therein. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. The Remarketing Agent shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Notes, and it shall rely solely upon timely written notice from the Company pursuant to Section 2(a) hereof as to whether there is any such limitation and, if so, the maximum permissible Reset Rate. The Remarketing Agent shall not incur any liability under this Agreement to any beneficial owner or holder of Notes, or other securities, either in its individual capacity or as Remarketing Agent, as the case may be, for any action or failure to act in connection with the remarketing of the Notes or otherwise in connection with the transactions contemplated by this Agreement, except to the extent that such liability has, by final judicial determination, resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or from its failure to fulfill its express obligations hereunder. The provisions of this Section 9 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent notwithstanding its resignation or removal. The Remarketing Agent will act as the agent of the Holders.

Section 10. Indemnification.

        The Company agrees to indemnify the Remarketing Agent and its directors, officers, employees, agents, affiliates and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act for, and to hold it harmless from and against, any and all losses, claims, damages, liabilities or reasonable out-of-pocket expenses incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties or collecting such amounts. The Remarketing Agent shall promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.

Section 11. Governing Law.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 12. Term of Agreement.

        (a) Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the third Business Day immediately following the earlier of (i) a successful remarketing and (ii) the Stock Purchase Date. Anything contained herein to the contrary notwithstanding, the provisions of the second and third sentences of Section 8 hereof and the provisions of Sections 3, 9, 10 and 12(b) hereof shall survive any termination of this Agreement and remain in full force and effect; provided, however, that if any Remarketing Agent resigns, then the obligations set forth in Section 3 hereof shall not survive the termination of this Agreement and no fee shall be payable to such remarketing agent in such capacity.

        (b) All representations and warranties included in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing

Agent or any of its controlling persons, or by or on behalf of the Company or the Purchase Contract Agent, and shall survive the termination of this Agreement.

Section 13. Successors and Assigns.

        The rights and obligations of the Company and the Purchase Contract Agent (both in its capacity as Purchase Contract Agent and as attorney-in-fact for the Holders) hereunder may not be assigned or delegated to any other person (except pursuant to Sections 7.9, 7.10 and 7.11 and Article IX of the Purchase Contract Agreement) without the prior written consent of the Remarketing Agent, which consent shall not be unreasonably withheld.

        The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company, except that the Remarketing Agent shall have the right to appoint additional remarketing agents as provided herein. This Agreement shall inure to the benefit of and be binding upon the Company, the Purchase Contract Agent and the Remarketing Agent and their respective successors and permitted assigns. The terms "successors" and "assigns" shall not include any purchaser of Notes merely because of such purchase.

Section 14. Headings.

        Section headings have been inserted in this Agreement as a matter of convenience of reference only, and such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

Section 15. Severability.

        If any provision of this Agreement is invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.

Section 16. Counterparts.

        This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

Section 17. Amendments.

        This Agreement may be amended only by an instrument in writing signed by the parties hereto.

Section 18. Notices.

        Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written



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

notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows:

                (i) if to the Company, to El Paso Corporation, 1001 Louisiana Street, Houston, Texas 77002; Attention: Legal Department (telefax:
        713-420-4099);

                (ii) if to the Remarketing Agent, to Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, fax number
        (212) 325-4296, Attention: Transactions Advisory Group; and

                (iii) if to the Purchase Contract Agent, to JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001, fax number: (212) 946-8159, Attention: Institutional Trust Services,

or to such other address as any of the above shall specify to the others in writing.

Section 19. Information.

        The Company agrees to furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated by this Remarketing Agreement, and if the remarketing is effected pursuant to a registration statement in accordance with Section 6 hereof, make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company's officers, directors, employees and accountants to participate in such discussions and to supply all such information reasonably requested by the Remarketing Agent and its advisors in connection with such investigation.

        IN WITNESS WHEREOF, each of the Company, the Purchase Contract Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized signatories as of the date first above written.

                                        EL PASO CORPORATION

                                        By: /s/ John J. Hopper
                                            -----------------------------------
                                            Name: John J. Hopper
                                            Title: Vice President and Treasurer


                                        CREDIT SUISSE FIRST BOSTON CORPORATION,
                                        as Remarketing Agent

                                        By: /s/ Paul A. Davis
                                            -----------------------------------
                                            Name: Paul A. Davis
                                            Title: Director


CONFIRMED AND ACCEPTED:

JPMORGAN CHASE BANK
not individually but solely as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts


By: /s/ R. Lorenzen
    -------------------------------
    Name: R. Lorenzen
    Title: Assistant Vice President


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